                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         WEINGARTEN REALTY INVESTORS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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Notes:

                          WEINGARTEN REALTY INVESTORS
                            2600 CITADEL PLAZA DRIVE
                              HOUSTON, TEXAS 77008

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 1996

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of Weingarten Realty Investors (the "Company") will be held at The Houstonian, 111 N. Post Oak Lane, Houston, Texas on Tuesday, May 2, 1996, at 4:00 p.m., Houston time. Shareholders will be asked to vote on the following proposals:

    Proposal 1: The election of nine trust managers to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

    Proposal 2: Ratification of the appointment of Deloitte & Touche llp, independent certified public accountants, as the Company's auditors for the ensuing year.

    Proposal 3: The amendment of the 1993 Incentive Share Plan of the Company to increase the number of shares available thereunder from 500,000 to 1,000,000.

  The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the meeting.

  All shareholders of record as of the close of business on March 4, 1996 are entitled to notice of and to vote at the meeting. At least a majority of the outstanding common shares of the Company is required for a quorum.

  The Board of Trust Managers appreciates and encourages your participation in the Company's annual meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please sign, date and promptly return the enclosed proxy in the postage-paid envelope provided. If you attend the meeting, you may withdraw your proxy, if you wish, and vote in person.

                                              By order of the Board of Trust
                                                         Managers,

                                                     M. CANDACE DuFOUR
                                               Vice President and Secretary

March 26, 1996
Houston, Texas

                          WEINGARTEN REALTY INVESTORS
                            2600 CITADEL PLAZA DRIVE
                              HOUSTON, TEXAS 77008

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished by the Board of Trust Managers of Weingarten Realty Investors (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held May 2, 1996, and at any adjournment thereof. This Proxy Statement relates to a meeting of the holders of common shares of beneficial interest, par value $0.03 per share ("Common Shares"), of the Company to consider and act upon the proposals set forth in the notice of meeting attached hereto, including the election of trust managers. This Proxy Statement and the related form of Proxy will be sent or given to shareholders beginning on or about March 26, 1996.

  The Common Shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said Common Shares will be voted in favor of the proposals set forth in the notice attached hereto. The affirmative vote of two-thirds of the outstanding Common Shares is required to elect each trust manager nominee. The affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote is required for approval of the ratification of the appointment of auditors and for the amendment of the 1993 Incentive Share Plan. The Texas Real Estate Investment Trust Act does not specifically address the treatment of abstentions and broker non-votes. The Company's Bylaws provide that shares abstaining from a vote or not voted on a matter will not be treated as entitled to vote. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters that may properly come before the meeting.

  A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by written notice delivered to the Secretary of the Company at the Company's principal executive office, 2600 Citadel Plaza Drive, Houston, Texas 77008 (the mailing address for the Company is P. O. Box 924133, Houston, Texas 77292-
4133), at any time up to the meeting or any adjournment thereof, or by delivering it to the Chairman of the meeting on the date of the meeting or any adjournment thereof.

  The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and solicitation of proxies from the beneficial owners of Common Shares held of record by such person. It is anticipated that the solicitation will be primarily by mail on or about March 26, 1996, but proxies also may be solicited personally or by telephone by regular employees of the Company without additional compensation.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

  All shareholders of record as of the close of business on March 4, 1996 are entitled to notice of and to vote at the meeting. Provided a complete and executed form of proxy shall have been delivered to the Secretary of the Company prior to the meeting, any person may attend and vote that number of shares for which he holds a proxy. On March 4, 1996, the Company had 26,547,174 Common Shares outstanding, which were held of record by 2,800 persons. The Common Shares are the only class of voting securities of the Company. Each Common Share is entitled to one vote.

  The following table sets forth the beneficial ownership of the Company's Common Shares with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares as of March 4, 1996.

            NAME AND BUSINESS ADDRESS              AMOUNT AND NATURE OF PERCENT
               OF BENEFICIAL OWNERS                BENEFICIAL OWNERSHIP OF CLASS
            -------------------------              -------------------- --------
Stanford Alexander................................      2,072,578(1)      7.8%
  P.O. Box 924133
  Houston, Texas 77292-4133
The Capital Group Companies, Inc. ................      1,692,840(2)      6.3%
  333 South Hope Street
  Los Angeles, California 90071

--------
(1) Includes 376,170 shares held by various trusts for the benefit of Mr. Alexander's children and 296,675 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers of the Company; 14,400 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 25,000 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table. Also includes 228,125 shares held by a charitable foundation, which Mr. Alexander and his wife Joan control.
(2) Pursuant to information contained in a Schedule 13G filed with the Securities and Exchange Commission in February 1996 and in a letter from The Capital Group Companies, Inc. ("CG") in February 1996, the Company was informed that as of December 29, 1995 Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc. exercised as of December 29, 1995, investment discretion with respect to 65,500 and 1,561,840 shares, respectively, or a combined total of 6.3% of outstanding shares owned by various institutional investors.

PROPOSAL 1

                           ELECTION OF TRUST MANAGERS

  The Board of Trust Managers has nominated and urges you to vote "FOR" the nine nominees listed below as trust managers who, if elected, would serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares for which they hold proxies "FOR" the election of the nominees named herein unless otherwise directed. Although the trust managers of the Company do not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment. The affirmative vote of the holders of two-thirds of the outstanding Common Shares is required to elect each trust manager nominee.

  All of the nominees for election as trust managers are members of the present Board of Trust Managers and have consented in writing to be named in this proxy statement and to serve as a trust manager, if elected. Set forth below is certain information as of March 4, 1996 for (i) the members of the present Board of Trust Managers, (ii) the executive officers of the Company set forth under "-- Executive Compensation" and (iii) the trust managers and executive officers of the Company as a group:

                                         SERVED AS
                                           TRUST        AMOUNT AND
                                          MANAGER       NATURE OF       PERCENT
                NAME                 AGE   SINCE   BENEFICIAL OWNERSHIP OF CLASS
                ----                 --- --------- -------------------- --------
Stanford Alexander(1)...............  67   1956         2,072,578(4)       7.8%
Andrew M. Alexander.................  39   1983           619,103(5)       2.3%
Martin Debrovner(1).................  59   1976           120,263(6)         *
Melvin A. Dow(2)(3).................  68   1984           502,277(7)       1.9%
Stephen A. Lasher(1)(3).............  47   1980           523,102(8)       2.0%
Joseph W. Robertson, Jr. ...........  48   1978            84,883(9)         *
Douglas W. Schnitzer................  39   1984           630,280(10)      2.4%
Marc J. Shapiro(2)(3)...............  48   1985            11,500(11)        *
J. T. Trotter(2)....................  69   1985             1,000            *
John J. Marcisz(12).................  58                   31,210(13)        *
All trust managers and executive
 officers as a group (15 persons)...                    4,162,802(14)     15.6%

--------
  * Beneficial ownership of less than 1% of the class is omitted.
 (1) Member of Executive Committee.
 (2) Member of Audit Committee.
 (3) Member of Executive Compensation Committee.
                                             (Notes continued on following page)

 (4) See note (1) to the table on page 2 for information with respect to Mr. Alexander's beneficial ownership of such shares.
 (5) Includes the 296,675 shares described in note (1) to the table on page 2 for which voting and investment power are shared with Stanford Alexander and Melvin A. Dow; 4,320 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 18,000 shares that may be purchased by Mr. Alexander upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.
 (6) Includes 26,878 shares held in trust for the benefit of Mr. Debrovner's children for which he exercises voting power. Also includes 9,200 shares subject to restrictions on transfer for which Mr. Debrovner has the right to vote and 21,000 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.
 (7) Includes the 296,675 shares described in note (1) to the table on page 2 for which voting and investment power are shared with Andrew M. Alexander and Stanford Alexander.
 (8) Includes 57,785 shares held by trusts for the benefit of Mr. Lasher's children for which Mr. Lasher exercises voting power.
 (9) Includes 5,680 shares subject to restrictions on transfer for which Mr. Robertson has the right to vote and 18,000 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.
(10) Voting and investment power are shared with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer with respect to all such shares.
(11) Includes 2,600 shares owned by Mr. Shapiro's children for which he disclaims beneficial ownership because he holds no custodial authority with respect to such shares.
(12) Mr. Marcisz is an executive officer of the Company and not a member of the Board of Trust Managers.
(13) Includes 2,400 shares subject to restrictions on transfer for which Mr. Marcisz has the right to vote and 10,000 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.
(14) Includes 137,100 shares that may be purchased upon the exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table.

  Set forth below is certain biographical information with respect to the business experience of the nine nominees to serve as the Company's trust managers for at least the last five years.

  Mr. Stanford Alexander is the Company's Chairman and its Chief Executive Officer. He has been employed by the Company since 1955 and has served in his present capacity since January 1, 1993. Prior to becoming Chairman, Mr. Alexander served as President and Chief Executive Officer of the Company since 1962. Mr. Alexander is President, Chief Executive Officer and a trust manager of Weingarten Properties Trust and a member of the Houston Regional Advisory Board of Texas Commerce Bank National Association, Houston, Texas ("TCB").

  Mr. Andrew M. Alexander became Executive Vice President/Asset Management of the Company on January 1, 1993. Prior to his present position, Mr. Alexander was Senior Vice President/Asset Management of Weingarten Realty Management Company (the "Management Company"). Prior to such time, Mr. Alexander was Vice President of the Management Company and, prior to the Company's reorganization in December 1984, was Vice President and an employee of the Company since 1978. Mr. Alexander has been primarily involved with leasing operations at both the Company and the Management Company. Mr. Alexander is also a trust manager of Weingarten Properties Trust and a director of Charter Bank Houston, N.A.

  Mr. Debrovner became President and Chief Operating Officer of the Company on January 1, 1993. Prior to assuming such position, Mr. Debrovner served as President of the Management Company since the Company's reorganization in December 1984. Prior to such time, Mr. Debrovner was an employee of the Company for 17 years, holding the positions of Senior Vice President from 1980 until March 1984, and Executive Vice President until December 1984. As Executive Vice President, Mr. Debrovner was generally responsible for the Company's operations. Mr. Debrovner is also a trust manager of Weingarten Properties Trust.

  Mr. Dow has been engaged in the private practice of law and was named Chairman/CEO in January 1995 of Dow Cogburn & Friedman, P.C. Prior to assuming such position, Mr. Dow served as President and was a partner of the predecessor Houston law firm of Dow, Cogburn & Friedman since 1954. Mr. Dow is also a trust manager of Weingarten Properties Trust.

  Mr. Lasher has been President of The GulfStar Group, Inc., an investment banking firm, since January 1991. Prior to such time, he was Executive Vice President and Managing Director of Corporate Finance of Rotan Mosle Inc., an investment banking firm headquartered in Houston, for more than five years. Mr. Lasher is also a trust manager of Weingarten Properties Trust and a director of American Oilfield Divers, Inc.

  Mr. Robertson is Executive Vice President of the Company and its Chief Financial Officer. Prior to becoming Executive Vice President, Mr. Robertson served as Senior Vice President and Chief Financial Officer since 1980. He has been with the Company since 1971. Mr. Robertson is also a trust manager of Weingarten Properties Trust and a director of PaineWebber Retail Properties Investments, Inc.

  Mr. Douglas Schnitzer is Chairman/CEO of Senterra Development Corp., a commercial real estate development and management company headquartered in Houston. Mr. Schnitzer served as President and Chief Executive Officer of Senterra Development from August 1989 until December 1994. Prior to such time, he served as Senior Vice President/General Marketing & U.S.C.B of Century Development Corporation for more than five years.

  Mr. Shapiro has served as Chairman, President and Chief Executive Officer of TCB since January 1994. Prior to such time, he served as President and Chief Executive Officer of TCB since December 1989. Mr. Shapiro is also currently an executive officer of Chemical Banking Corporation. From 1982 to 1989, Mr. Shapiro served as Vice Chairman and Chief Financial Officer of TCB. Mr. Shapiro is also a director of Sante Fe Energy Resources, Inc., Browning-Ferris Industries and Burlington Northern Santa Fe Corporation.

  Mr. Trotter has been a private investor for more than the last five years. Mr. Trotter is a director of Houston Industries, Inc., Houston Lighting & Power Company, Howell Corporation, First Interstate Bank of Texas, N.A., and King Ranch, Inc.

  Andrew M. Alexander is the son of Stanford Alexander. Stephen A. Lasher is a first cousin of Douglas W. Schnitzer, a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Douglas W. Schnitzer is a first cousin once-removed of Stanford Alexander and a second cousin of Andrew
M. Alexander. Martin Debrovner is a first cousin of Mrs. Stanford (Joan) Alexander.

BOARD COMMITTEES AND MEETINGS

  The Board of Trust Managers of the Company met four times in 1995. During 1995, each trust manager, except Mr. Trotter, attended at least 75 percent of the aggregate of (a) the total number of meetings of the Board of Trust Managers and (b) the total number of meetings held by any committee of the Board on which he served. Mr. Trotter attended 50 percent of the meetings for both the Board of Trust Managers and the committee on which he served. The Company's Board of Trust Managers has standing Executive, Audit and Executive Compensation Committees. The Board of Trust Managers does not have a nominating committee.

  Executive Committee. The Executive Committee is comprised of Messrs. S. Alexander, Debrovner and Lasher. Pursuant to the Company's bylaws, the Executive Committee shall have such authority and powers as may from time to time be delegated thereto by the Board of Trust Managers. The Executive Committee has been granted the authority to acquire and dispose of real property up to $25,000,000 in value and has the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee did not meet during 1995.

  Audit Committee. The Audit Committee is composed of three independent trust managers, Messrs. Dow, Shapiro and Trotter. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, to review with the independent public accountants the plans for and results of the audit engagement, to approve professional services provided by the independent public accountants, to review the independence of the independent public accountants, to consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 1995.

  Executive Compensation Committee. The Executive Compensation Committee, also composed of independent trust managers, is responsible for determining compensation for the Company's executive officers, in addition to administering the Company's 1988 Share Option Plan (the "1988 Plan") and the 1993 Incentive Share Plan (the "Incentive Plan"). During 1995, the Executive Compensation Committee consisted of Messrs. Dow, Lasher and Shapiro. The Executive Compensation Committee met once in 1995.

COMPENSATION OF TRUST MANAGERS

  During the year ended December 31, 1995, fees paid to all the Company's trust managers as a group aggregated $34,500. Company trust managers received $2,500 annually, $1,000 for each Board meeting attended and $500 for each committee meeting attended. Employees of the Company are not paid any trust manager fees. No member of the Board of Trust Managers of the Company was paid any compensation in 1995 for his service as a trust manager of the Company other than pursuant to the standard compensation arrangement for trust managers.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                  ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

  The Executive Compensation Committee of the Board of Trust Managers (the "Compensation Committee"), which is entirely comprised of independent trust managers, is responsible for evaluating and establishing the level of executive compensation and administering the Company's share option plans.

COMPENSATION PHILOSOPHY AND OBJECTIVES

  It is the philosophy of the Compensation Committee and the Company that in order to achieve continual growth and financial success, the Company must be able to attract and retain qualified executives. In order to achieve its objective, the Company has structured an incentive based compensation system tied to the Company's financial performance and portfolio growth. Where material and supportive of the Company's compensation philosophy, the Company will attempt to maximize the amount of compensation expense that is tax deductible.

  Each year, the Compensation Committee reviews the Company's compensation program to insure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The executive compensation system is basically comprised of base salary, bonus compensation, share options/grants and restricted shares. The Company's annual executive compensation package, including that of the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO"), generally has lower base salaries than comparable companies coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, the CEO's and COO's bonus is within 25% to 50% of the entire cash compensation (salary and bonus), depending on the size of the incentive bonus awarded.

BASE SALARY

  Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by both the Company, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Not all companies included in the National Association of Real Estate Investment Trust's ("NAREIT") All Equity Index described on page 10 are comparable in size and complexity, and not all comparable real estate companies are real estate investment trusts. Actual salaries are based on the executive's skill and ability to influence the Company's financial performance and growth in both the short-term and long-term. During 1995, the Compensation Committee used salary survey data supplied by NAREIT and outside consultants in establishing base salaries. The executive officers' salaries, including those of the CEO and COO, were generally set at the mid range of the survey data.

BONUS COMPENSATION

  All the Company's executive officers participate in a bonus program whereby the individual is eligible for a bonus based on a percent of the individual's base salary. This bonus program has been in effect for more than 15 years. The bonus percentage is also based on competitive analysis. Again, the executive's ability to influence the Company's success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the CEO and COO, the eligible bonus percentage is allocated 50% to the Company's goals and 50% to the individual's goals. Specific individual goals for each officer are established at the beginning of the year and are tied to the functional responsibilities of each executive. Individual goals include both objective financial measures as well as such subjective factors as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. The Company's goals are primarily based on operating performance, as measured by factors such as the Company's funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between individual and Company goals, no specific weights are assigned to the individual goals. The bonuses of both the CEO and COO are based entirely on the Company's performance. The individual and Company performance targets were met in fiscal 1995 and consequently the executives were eligible for full bonus awards.

SHARE INCENTIVE PROGRAM

  The Compensation Committee strongly believes that by providing the executives who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Shares of the Company, the best interests of shareholders and executives will be closely aligned. Therefore, executives are eligible to receive share options from time to time, giving them the right to purchase Common Shares of the Company. The number of options granted to an executive is based on practices of the same comparable companies used to derive base salary levels. Share options historically have not been a consistently utilized element of the Company's executive compensation system, and the Company does not adhere to any firmly established formulas or schedules for the issuance of options, but options are awarded when considered appropriate.

CEO PERFORMANCE EVALUATION

  For 1995, the Compensation Committee evaluated the CEO's performance based on the Company's financial performance and its growth in real estate assets. The Company achieved its funds from operations objective and achieved its goals for its acquisition and new development programs by adding approximately 1.8 million square feet of income-producing properties to the portfolio with returns in excess of 11%. Mr. S. Alexander received 100% of his potential bonus based on the Company exceeding its corporate goals and objectives for 1995. Mr. Alexander's compensation is awarded by the Compensation Committee without reference to any specific performance factor or component (i.e. base salary, bonus compensation and the share incentive program).

  The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

  The foregoing report is given by the following members of the Compensation
Committee:

                                 MELVIN A. DOW
                               STEPHEN A. LASHER
                                  MARC SHAPIRO

PERFORMANCE GRAPH

  The following performance graph compares the performance of the Company's Common Shares to the S&P 500 Index and to the published NAREIT All Equity Index (excluding health care REIT's). The graph assumes that the value of the investment in the Company's Common Shares and each index was 100 at December 31, 1990 and that all dividends were reinvested. The Company will provide upon request the names of the companies included in the NAREIT All Equity Index.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN


                                [PASTEUP GRAPH]


                                1990 1991 1992 1993 1994 1995
-------------------------------------------------------------
 WRI                            100  142  167  181  194  208
-------------------------------------------------------------
 S&P 500 Index                  100  131  141  155  157  215
-------------------------------------------------------------
 The NAREIT All Equity Index*   100  136  155  186  192  221

* (excluding health care REIT's)

  The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

  There can be no assurance that the Company's share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future share performance.

EXECUTIVE COMPENSATION

  The following table lists, for each of the three years ended December 31, 1995, cash compensation paid to each of the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                    ANNUAL COMPENSATION         COMPENSATION AWARDS
                               ------------------------------ ------------------------
                                                                          SECURITIES
                                                 OTHER ANNUAL RESTRICTED  UNDERLYING
                                SALARY   BONUS   COMPENSATION   STOCK    OPTIONS/SAR'S  ALL OTHER
          NAME            YEAR   ($)      ($)       ($)(1)    AWARDS ($)    (#)(2)     COMPENSATION
          ----            ----  ------   -----   ------------ ---------- ------------- ------------
Stanford Alexander,       1995 $493,500 $235,000                                         $13,072(3)
 Chairman and Chief       1994  470,000  235,000   $322,430    $666,000     120,000       13,598
 Executive Officer        1993  440,000  220,000    138,500                               14,000
Martin Debrovner,         1995  359,500  123,600                                         145,475(4)
 President and Chief      1994  342,400  120,300    201,519     425,500      80,000      134,450
 Operating Officer        1993  320,000  110,400     86,564                               54,631
Joseph W. Robertson, Jr.  1995  278,250   65,000                                          44,195(5)
 Executive Vice           1994  265,000   67,500    161,215     262,700      50,000       45,779
  President and Chief     1993  250,000   75,000     69,250                               32,062
  Financial Officer
Andrew M. Alexander,      1995  213,150   75,000                                          34,722(6)
 Executive Vice           1994  203,000   51,000    120,911     199,800      38,000       30,474
  President/              1993  190,000   47,500     51,938                               16,360
 Asset Management
John J. Marcisz,          1995  164,300   49,300                                          33,978(7)
 Vice President/          1994  156,500   47,000                111,000       3,000       30,162
 Construction             1993  149,000   44,700                                           5,811

--------
(1) Represents amounts for federal income tax "gross-ups" for the share awards granted and reported for prior periods.
(2) No SARs were granted during 1993, 1994 or 1995.
(3) Includes $8,452 of premiums paid by the Company under "split dollar" life insurance agreements and $4,620 for the Company's contributions to the Company's 401(k) Savings and Investment Plan (the "Savings Plan") on behalf of Mr. S. Alexander.
(4) Includes $2,452 of premiums paid by the Company under "split dollar" life insurance agreements, $4,620 for the Company's contributions to the Company's Savings Plan on behalf of Mr. Debrovner, and $138,403 contributed to the Company's Supplemental Retirement Plan.
(5) Includes $4,620 for the Company's contributions to the Company's Savings Plan on behalf on Mr. Robertson, and $39,575 contributed to the Company's Supplemental Retirement Plan.
(6) Includes $4,620 for the Company's contributions to the Company's Savings Plan on behalf of Mr. A. Alexander and $30,102 contributed to the Company's Supplemental Retirement Plan.
(7) Includes $4,620 for the Company's contributions to the Company's Savings Plan on behalf of Mr. Marcisz and $29,358 contributed to the Company's Supplemental Retirement Plan.

     SHARE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  Shown below is information for the indicated persons with respect to the options exercised during 1995 and the unexercised options to purchase the Company's Common Shares granted during 1995 and prior years under the 1988 Plan and the Incentive Plan.

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                           SHARES               DECEMBER 31, 1995(#)        DECEMBER 31, 1995
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME           EXERCISE(#) RECEIVED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Stanford Alexander......      --        --      16,666       128,334     $114,662     $162,938
Martin Debrovner........      --        --      14,000        87,000       96,320      118,560
Joseph W. Robertson,
 Jr.....................      --        --      12,000        56,000       82,560       85,289
Andrew M. Alexander.....      --        --      12,000        44,000       82,560       74,720
John J. Marcisz.........      --        --      10,000        21,200       94,000       21,200

PENSION PLAN

  The following table shows the approximate annual retirement benefits under the Company's non-contributory pension plan (the "Pension Plan") (before the reduction made for social security benefits) to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided.

            ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
-----------------------------------------------------------------------
                                YEARS OF SERVICE
  AVERAGE     ---------------------------------------------------------
COMPENSATION     15       20        25        30        35        40
------------  -------- --------  --------  --------  --------  --------
$125,000      $ 28,125 $ 37,500  $ 46,875  $ 56,250  $ 65,625  $ 75,000
 150,000        33,750   45,000    56,250    67,500    78,750    90,000
 175,000**      39,375   52,500    65,625    78,750    91,875   150,000
 200,000**      45,000   60,000    75,000    90,000   105,000   120,000
 225,000**      50,625   67,500    84,375   101,250   118,125   135,000*
 250,000**      56,250   75,000    93,750   112,500   131,250*  150,000*
 300,000**      67,500   90,000   112,500   135,000*  157,500*  180,000*
 400,000**      90,000  120,000   150,000*  180,000*  210,000*  240,000*
 450,000**     101,250  135,000*  168,750*  202,500*  236,250*  270,000*
 500,000**     112,500  150,000*  187,500*  225,000*  262,500*  300,000*

--------
 * The maximum annual pension benefit which currently may be paid under a qualified plan is $120,000 subject to certain grandfather rules for limitation years beginning in 1995.
** Compensation in excess of $150,000 is disregarded with respect to plan years beginning in 1995. Accordingly, the compensation of each executive officer included in the Summary Compensation Table on page 11 which was covered by the Pension Plan was limited to $150,000.

  The compensation used in computing average monthly compensation is the total of all amounts paid by the Company as shown on the employee's W-2 Form, plus amounts electively deferred by the employee under the Savings Plan and (S)125 cafeteria plan. Compensation in excess of $150,000 is disregarded. Credited years of service for certain employees of the Company as of March 4, 1996 are as follows: Mr. S. Alexander, 42 years; Mr. Debrovner, 28 years; Mr. Robertson, 24 years; Mr. A. Alexander, 18 years; and Mr. Marcisz, 16 years.

  The Pension Plan covers all employees who are age 21 or over, with at least one year of employment with the Company except leased employees and employees covered by a collective bargaining agreement. The Pension Plan pays benefits to an employee in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (generally 20% vesting after two years of service and an additional 20% vesting each year thereafter until 100% vested). Under the Pension Plan, the amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21 (not in excess of 40 years), minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

PROPOSAL 2

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Trust Managers has unanimously approved and urges you to vote "FOR" approval of this Proposal 2. Proxies solicited hereby will be so voted unless the shareholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote is required for approval of this proposal.

  The Board of Trust Managers has appointed, and recommends the ratification of, Deloitte & Touche llp as auditors for the Company for the year ending December 31, 1996. This firm, or its predecessors, has served in such capacity for the Company for more than 30 years and is familiar with the Company's affairs and financial procedures. Ratification of their appointment as auditors for the year ended December 31, 1995 was approved by the shareholders at the Company's last Annual Meeting of Shareholders.

  Representatives of Deloitte & Touche llp are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

PROPOSAL 3

          AMENDMENT OF THE WEINGARTEN REALTY 1993 INCENTIVE SHARE PLAN

  The Company has established, and the shareholders have previously approved, the Weingarten Realty Investors 1993 Incentive Share Plan (the "Incentive Plan"). The Company has amended, subject to shareholder approval, the Incentive Plan to increase the number of Common Shares available thereunder from 500,000 to 1,000,000. The Board of Trust Managers has unanimously approved and urges you to vote "FOR" the approval of an amendment to the Incentive Plan. The Board of Trust Managers believes that the Company's long term success is dependent upon the ability of the Company to attract and retain outstanding individuals who, by virtue of their ability and qualifications, make important contributions to the Company. The amendment to the Incentive Plan will enable the Company to continue its ability to provide key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers. Proxies solicited hereby will be voted in favor of this Proposal 3 unless the shareholders specify otherwise in their proxies. The favorable vote of the holders of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting of Shareholders is required for adoption of this proposal.

  The Incentive Plan allows the grant of share options, share appreciation rights ("SAR's"), performance awards and share grants and provides for a termination date of December 31, 2002. The number of Common Shares that may be issued pursuant to the exercise of share options, SAR's, performance awards and share grants granted under the Incentive Plan is subject to certain adjustments to prevent dilution. The terms of the Incentive Plan are described below, and the Incentive Plan, including the proposed amendment, is set forth in its entirety as Appendix A hereto.

  Options, SARs, performance awards and share grants may be granted under the Incentive Plan only to full time employees of the Company who, in the opinion of the Compensation Committee, have substantial executive or administrative responsibility in the management or development of the business of the Company. The individuals who shall be eligible to receive Awards under the Plan shall be such key employees of WRI or any Affiliate as the Compensation Committee from time to time shall determine. Share options granted under the Incentive Plan may be either Incentive Stock Options ("ISOs") under the provisions of Section 422 of the Code or Nonqualified Stock Options ("NSOs").

  The Incentive Plan is administered by the Company's Compensation Committee, which, under the terms of the Incentive Plan, must consist of disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee has complete discretion in determining the key executives and employees of the Company or its affiliates who shall receive share options, SARs, performance awards and share grants and the number of such options, SARs, performance awards and shares to be granted. The Incentive Plan provides that, in making grants, the Compensation Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its affiliates and such other factors as the Compensation Committee shall determine. The Incentive Plan permits the Compensation Committee, at its discretion, to fix performance objectives related to a participant's job responsibilities, conditioning the right to exercise a share option or the vesting of a share award or performance award upon achievement of the performance objectives. The granting of a share option, SAR, share award or performance award does not confer upon the participant any right to remain in the employ of the Company.

  The Compensation Committee has the discretion to grant an SAR in tandem with any option or may grant an SAR independently. An SAR entitles a participant to surrender an SAR to the Company and to receive in exchange therefor the number of Common Shares having an aggregate value equal to the excess of the fair market value of one share on the date of exercise over the purchase price per share specified in such SAR, times the number of shares called for by the SAR (or portion thereof) surrendered. In addition, the Compensation Committee may elect to settle the Company's obligation with respect to the exercise of an SAR by the payment of cash equal to the aggregate fair market value of the shares it would otherwise be obligated to give. Any such SAR is subject to such terms and conditions, not inconsistent with the Incentive Plan, as the Compensation Committee may impose. Any SAR granted in tandem with an option is only exercisable to the extent that the related option is exercisable. Further, an SAR is only exercisable upon consent of the Compensation Committee. Limited SARs payable upon the occurrence of a change in control (as defined in the Incentive Plan) may be granted under the plan.

  Each ISO granted under the Incentive Plan shall expire not more than 10 years after the date of its grant, and each NSO granted under the Incentive Plan shall expire not more than 10 years after its grant. An SAR not granted in tandem with a share option shall expire not more than 10 years from the date of its grant, and an SAR granted in tandem with a share option shall expire or terminate whenever the option to which it relates expires or terminates. Share awards and performance awards may be subject to a vesting period as set by the Compensation Committee at the time of grant.

  The plan provides that upon the occurrence of a change in control (as defined in the Incentive Plan) all awards vest in full. All share options shall expire upon an optionee's termination of employment with the Company for any reason other than death, except that the Compensation Committee may, in its discretion, grant an option which permits the exercise for up to 36 months after the optionee's retirement or disability or for periods up to three months following other reasons for termination of employment, and no more than ten years after the date the option was granted. Upon an optionee's termination of employment by reason of death, the optionee's options, to the extent then exercisable, may be exercised for a period of up to 36 months after the date of the optionee's death, but no more than ten years after the date an option was granted.

  The option price for each share option is determined by the Compensation Committee, but may not be less than the greater of (a) the fair market value of the Common Shares of the Company on the date of grant or (b) the par value of the shares subject to the share option. However, non-qualified stock options may be granted at less than the fair market value of the Common Shares of the Company on the date of grant (but not less than $0.03 per share, the par value of the Common Shares). Options may be issued under the plan that contain a provision that the option exercise price is automatically adjusted to the then fair market value of the Common Shares on certain dates more than three years after grant if such current value is more than 25% below the option exercise price. The payment of the option exercise price may be in cash or Common

Shares previously purchased. The Compensation Committee may provide that the Company will loan the option exercise price to optionees.

  An option grant may include a "reload option", which provides that upon the exercise of an option, a replacement option, with an exercise price equal to the then fair market value of a Common Share and the same expiration date as the option exercised, equal to the number of shares tendered to pay the exercise price, or equal to the number of shares issued upon exercise, will be granted to the optionee. The Incentive Plan permits the Company to allow an optionee, upon exercise of an option or vesting of an award, to satisfy any applicable federal income tax requirements in the form of either cash or Common Shares, including Common Shares issuable upon exercise of such option.

  The Incentive Plan provides for share awards which may be share grants or contingent or restricted share awards based on time and conditions set by the Compensation Committee. The plan also provides for performance awards, which may be settled in either cash or Common Shares based upon the fulfillment of criteria established by the Compensation Committee. No Common Shares may be issued pursuant to any award under the plan prior to the payment of cash equal to the par value per Common Share to the Company by the Participant.

  The Board of Trust Managers of the Company may amend the Incentive Plan at any time, except that any amendment that affects the aggregate number of shares that may be issued under share options, SARs, performance awards and share grants awarded pursuant to the Incentive Plan or the material terms of the awards granted pursuant to the Incentive Plan, would require shareholder approval. The Plan allows the Compensation Committee, with the consent of an optionee, to amend outstanding options or exchange outstanding options for replacement options. Unless previously terminated by the Board of Trust Managers, the Incentive Plan will terminate on December 31, 2002.

  Federal Income Taxes. As a general rule, no income will be recognized by an employee upon the grant of either ISOs or NSOs. Upon the exercise of a NSO, the employee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the employee, provided the Company makes the proper tax withholding with respect to the exercise by an employee and the amount of such compensation is reasonable under the Code. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months. The exercise of an ISO, on the other hand, does not subject the optionee to federal income tax; however, the "spread" upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the Common Shares received upon the exercise of an ISO for the requisite ISO holding period, gain on the disposition of such shares is treated as long-term capital gain. If a disposition of such shares is made in a taxable transaction before expiration of the ISO holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. The Company is allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.

  An optionee who receives an SAR will not recognize any taxable income upon receipt of the SAR, but upon exercise of the SAR, the fair market value of the Common Shares (or the cash in lieu of Common Shares) received must be treated as ordinary income by the optionee for that year. Under such circumstances, the Company will, in general, be entitled to a deduction equal to the amount taxable to the optionee as ordinary income. If the optionee receives Common Shares upon the exercise of an SAR and thereafter disposes of such shares in a taxable transaction, the difference between any amount realized on such disposition and the amount treated as ordinary income upon the exercise of the SAR will be treated as a capital gain or loss (provided the Common Shares were held as a capital asset on the date of disposition), which will be a long or short-term capital gain or loss depending on the holding period of the Common Shares, and taxed at the same rate as ordinary income.

  In general, no income will be recognized by an employee upon the receipt of a restricted share grant or a performance award. On the date (i) the award is settled in cash, in the case of certain performance awards, or (ii) the shares granted or issued under other share awards, become either transferable by the employee or no longer subject to a substantial risk of forfeiture, the employee will be treated as receiving compensation income in an amount equal to the cash received or the then fair market value of the shares, as applicable, and the Company will be entitled to a deduction in the same amount, provided that it makes the proper tax withholding and the amount is reasonable compensation under the Code.

  The exercise of an NSO by, the payment of an SAR with Common Shares to, or the vesting of a restricted share grant to, an employee subject to the provisions of Section 16(b) of the Exchange Act will be a taxable event on the date of such event. A nonrestricted share grant to an employee who is subject to the provisions of Section 16(b) will generally not be a taxable event until the earlier of six months after such event or the date such employee ceases to be subject to Section 16(b) and the amount of compensation income will be measured by the value of the Common Shares on such later date. A taxable event relating to the vesting of a contingent or restricted share award or the payment of a performance unit or performance shares will be either the date of such payment or the earlier of six months after such date or the date such employee ceases to be subject to Section 16(b), depending upon the terms of such awards.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Messrs. Dow, Lasher and Shapiro. Mr. Shapiro, an executive officer and director of TCB, serves on the Compensation Committee. The Company and certain of its joint ventures are depositors with TCB. Additionally, the Company has entered into a $200 million syndicated revolving credit agreement of which TCB participates in an amount of $73 million and is the agent for the syndication. As of December 31, 1995, $73.5 million was outstanding under such agreement. From time to time, the Company has made short-term borrowings from independent third parties which were arranged through TCB. The principal amount of such borrowings, which did not exceed $47.1 million during 1995, was secured by government-backed securities owned by the Company. TCB is also the trustee under the grantor trust, which holds certain employee deferred compensation funds.

  Weingarten Properties Trust ("WPT"), a Texas real estate investment trust that owns five shopping centers and also currently qualifies as a REIT, shares certain common officers and/or Board members with the Company. Messrs. S. Alexander, Debrovner, Dow, Lasher, Robertson, A. Alexander and Marcisz are officers and/or directors of WPT. During 1995, the Company borrowed funds from WPT pursuant to a short-term unsecured note for short-term investment of WPT's excess cash. Interest on funds advanced from WPT to the Company accrues at the 30-day certificate of deposit rate and ranged from 2.7% to 4.0% during 1995. The largest amount owed by the Company during 1995 was $700,000. During the year, the Company repaid all funds previously borrowed from WPT. The Company then advanced funds to WPT to fund certain capital needs of WPT under a short-term unsecured note bearing interest at the prime rate plus 1%, which ranged from 9.5% to 10.0% during the year. As of December 31, 1995, WPT owed the Company $700,000 which was the largest amount owed to the Company during the year. During 1995, the Company paid WPT $3,543 in interest on the funds advanced and WPT paid the Company $35,930 in interest on funds borrowed.

  The Company currently owns 77% of the outstanding common stock of WPT. The Company may, in the future, attempt to acquire the remaining stock ownership of WPT through negotiated or open market purchase or by means of a tender offer or a business combination.

  The Company also contracts to manage the day-to-day business and properties of WPT. WPT paid the Company approximately $226,000 during 1995 for the management of its properties and the operation of its business.

  Messrs. S. Alexander, A. Alexander, Debrovner, Dow, Lasher, Marcisz and Schnitzer are shareholders or officers and/or directors of WRI Holdings, Inc., a Texas corporation ("Holdings"). In December 1984, the Company contributed certain assets and cash to Holdings in exchange for, among other consideration, $26.8 million original principal amount of debt securities (the "Holdings Debt Securities") and common stock of Holdings. The assets contributed by the Company to Holdings included unimproved land in the Railwood Industrial Park in northeast Houston ("Railwood"), and all of the issued and outstanding capital stock of Plaza Construction, Inc. ("Plaza") and Leisure Dynamics, Inc. ("Leisure Dynamics"). The Holdings Debt Securities were issued pursuant to three separate trust indentures and originally consisted of $16.7 million principal amount of debt securities (the "Hospitality Bonds") due December 28, 2004, $7.0 million principal amount of debt securities (the "Railwood Bonds") due December 28, 2004 and $3.2 million principal amount of debt securities (the "Plaza Bonds") due December 28, 1994. The Plaza Bonds were extended and are currently due December 28, 1996.

  Interest must be paid on the outstanding principal amount of the Hospitality Bonds at a rate equal to the greater of 16% per annum or 11% of Holdings' pro rata share of the gross revenues per year from the hotels owned by the Hospitality Ventures ("Hospitality"), but not more than 18%, the maximum lawful rate in Texas applicable to the Hospitality Bonds. The Hospitality Bonds were structured so that the Company would, under certain circumstances, receive interest income based on the revenues of the Hospitality Ventures. In August 1995, Hospitality sold seven of the eight hotels it owned. The proceeds were remitted to the Company through Holdings, reducing the principal amount outstanding (net of deferred gain) to $2.7 million as of December 31, 1995. As of March 4, 1996, $2.7 million remained outstanding under the Hospitality Bonds.

  As of March 4, 1996, the outstanding principal amounts owing on the Railwood Bonds and the Plaza Bonds were $6.2 million and $3.2 million, respectively. Interest on both bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by Holdings at the pay rate on such debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. The Company recognizes as interest income only the amount actually received at the pay rate. Therefore, the Company does not carry the difference between the accrual rate and the pay rate as an asset on the Company's Consolidated Balance Sheet. Such nonrecognized accrued interest outstanding as of December 31, 1995 under the Railwood and Plaza Bonds was $4.5 million and $2.1 million, respectively.

  Pursuant to a loan agreement between Holdings and the Company and pursuant to a note, dated December 28, 1984, as amended in October 1987, January 1991 and March 1994 (the "Accrual Note"), Holdings may borrow from the Company the amount necessary, up to a maximum of $30 million, to enable Holdings to pay the interest owing on the Holdings Debt Securities. Interest on the Accrual Note accrues at the highest rate per annum permitted by Texas law as to a portion of the debt and at the TCB prime rate plus 2% per annum (but not in excess of the maximum legal rate) as to the balance of the debt. The Accrual Note is payable December 28, 2004. As of December 31, 1995, $23.7 million was outstanding under the Accrual Note, which represents the difference between the amount recognized as interest income on the Holdings Debt Securities and the pay rate applicable to such bonds, i.e., the Company did not recognize as income that portion of the pay rate interest received by the Company which had been borrowed by Holdings under the Accrual Note.

  In November 1982, the Company entered into a loan agreement (the "River Pointe Loan Agreement"), which was amended effective December 1, 1991, with River Pointe Venture I, a joint venture in which Plaza was a joint venture partner until October 1987, at which time Plaza acquired all the joint venture interest in such venture owned by the other joint venture partner and became the successor of such joint venture under the River Pointe Loan Agreement. Under the terms of the River Pointe Loan Agreement, the Company may lend Plaza up to $12 million for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance is due December 1, 1996. As of December 31, 1995, the principal amount outstanding under the River Pointe Loan Agreement was $9.3 million plus accrued interest of $6.4 million.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's officers, trust managers, and persons who own more than 10 percent of the Company's Common Shares, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of Common Shares with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, trust managers and greater than 10 percent holders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

  The Company believes that during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its officers, trust managers and greater than 10 percent beneficial owners were complied with.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be in writing and received at the Company's principal executive office by the Company's Secretary no later than November 25, 1996, in order to be included in the next year's proxy statement.

                                 OTHER BUSINESS

  The trust mangers of the Company know of no matters expected to be presented at the Annual Meeting of Shareholders other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

                                FORM 10-K REPORT

  UPON THE WRITTEN REQUEST OF EACH SHAREHOLDER SOLICITED HEREBY, ADDRESSED TO THE COMPANY, ATTENTION: M. CANDACE DUFOUR, SECRETARY, 2600 CITADEL PLAZA DRIVE, HOUSTON, TEXAS 77008, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1995. ANY BENEFICIAL OWNER MAKING SUCH A REQUEST MUST SET FORTH THEREIN A GOOD-FAITH REPRESENTATION THAT AS OF MARCH 4, 1996 HE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                                              By order of the Board of Trust
                                                         Managers

                                                     M. CANDACE DuFOUR
                                               Vice President and Secretary

Dated March 26, 1996
Houston, Texas

                                                                      APPENDIX A

                          WEINGARTEN REALTY INVESTORS
                                    AMENDED
                           1993 INCENTIVE SHARE PLAN

1. PURPOSE

  The purpose of the Weingarten Realty Investors 1993 Incentive Share Plan (the "Plan") is to advance the interests of Weingarten Realty Investors ("WRI" or the "Company"), a Texas real estate investment trust, and its Affiliates (as defined below) by providing share ownership opportunities to certain key employees of WRI and its Affiliates who contribute significantly to the performance of WRI. In addition, the Plan is intended to enhance the ability of WRI and its Affiliates to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts toward future progress and profitability of WRI.

  For purposes of the Plan, an Affiliate shall be any corporation in which WRI has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock of such corporation.

2. ADMINISTRATION AND INTERPRETATION

  a. Administration. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Trust Managers (the "Board") of WRI appointed by and serving at the pleasure of the Trust Managers. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The Board may from time to time remove and appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

  The Committee shall have the full and exclusive right to grant all share options ("Options"), share appreciation rights ("SARs"), share awards, which may be awards of unrestricted shares or restricted shares ("Restricted Shares"), performance units ("Performance Units") and performance shares ("Performance Shares") under the Plan. The Options, SARs, share awards, Performance Units and Performance Shares are collectively referred to as "Awards." In granting Awards, the Committee shall take into consideration the contribution the employee has made or may make to the success of WRI or its Affiliates and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of WRI and its Affiliates with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

  The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, the achievement of specific goals established by the Committee, provided that such terms and conditions are not more favorable to an employee than those expressly set forth in the Plan.

  The day-to-day administration of the Plan may be carried out by such officers and employees of WRI or its Affiliates as shall be designated from time to time by the Committee.

  b. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

  c. Limitation on Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by WRI in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers (or similar) liability insurance coverage which WRI may have in effect from time to time.

3. SHARES SUBJECT TO GRANTS UNDER THE PLAN

  a. Limitation on Number of Shares. The shares subject to grants of Awards shall be authorized but unissued common shares of beneficial interest, $.03 par value, in WRI ("Shares"), and such Shares, if any, held as "treasury stock" by WRI. Subject to adjustment as hereinafter provided, the aggregate number of Shares as to which Awards may be granted under the Plan shall not exceed 1,000,000.

  Shares ceasing to be subject to an Award because of the exercise of an Option or SAR or the vesting of an Award shall no longer be subject to any further grant under the Plan. However, if any outstanding Option or SAR, in whole or in part, expires or terminates unexercised or is cancelled or any Award, in whole or in part, expires or is terminated or forfeited, for any reason prior to January 1, 2003, the Shares allocable to the unexercised, terminated, cancelled or forfeited portion of such Award may again be made the subject of grants under the Plan; provided, however, that if the participant receives the benefits of ownership of any Shares (which includes the receipt of dividends, but does not include the right to vote such Shares), such Shares may not again be made the subject of grants under the Plan.

  b. Adjustments of Aggregate Number of Shares. The aggregate number of Shares stated in Section 3.a. shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 9 hereof.

4. ELIGIBILITY

  The individuals who shall be eligible to receive Awards under the Plan shall be such key employees of WRI or any Affiliate as the Committee from time to time shall determine.

5. OPTIONS AND SARS

  a. Grants of Options. Options granted under the Plan may be either incentive stock options ("ISO's") or nonqualified stock options. The term ISO shall mean an option which is intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to an Option that is intended to be an ISO, the aggregate Market Value Per Share (as hereinafter defined) (determined at the date such Option was granted) of the Shares with respect to which such ISO is exercisable for the first time by the optionee during any calendar year (under all such plans of WRI and its parent and subsidiary corporations) shall not exceed $100,000.

  No ISO shall be granted to any person who, at the time of the grant, owns Shares possessing more than 10% of the total combined voting power of WRI or any parent or subsidiary of WRI, unless (i) on the date such ISO is granted the option price is at least 110% of the Market Value Per Share of the Shares subject to the ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

  Options granted under the Plan shall be of such type (i.e., a nonqualified stock option or an ISO), for such number of Shares, and be subject to such terms and conditions, which may include, without limitation, the achievement of specific goals, as the Committee shall designate. Options may be granted by the Committee to any individual eligible to receive the same at any time and from time to time.

  b. Grants of SARs. The term SAR shall mean the right to receive from WRI an amount equal to (i) the Market Value Per Share on the exercise date, over (ii) the Market Value Per Share on the date of grant (i.e., the "spread"), multiplied by the total number of Shares for which the SAR is exercised. The amount payable by WRI upon the exercise of a SAR may be paid in cash or in Shares or in any combination thereof as the Committee in its sole discretion shall determine; however, no fractional Shares shall be issuable pursuant to any SAR and no Shares shall be issued upon the exercise of an SAR until an amount equal to, at the minimum, the par value per Share multiplied by the number of Shares to be issued has been paid to WRI.

  SARs may be granted by the Committee to any individual eligible to receive the same at any time and from time-to-time before January 1, 2003. A SAR may, but need not, relate to a specific Option granted under this Plan. If a SAR relates to a specific Option, it may be granted either concurrently with the Option or, if a non-qualified stock option, at any time prior to the exercise, termination, cancellation or expiration of such Option.

  The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to SARs granted under the Plan including, without limitation, the achievement of specific goals; provided, however, that each SAR granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that a SAR that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable and if such Option is an ISO, only at such times that there is a positive spread.

  c. Terms of Options and SARs. Options and SARs granted pursuant to this Plan shall be evidenced by written agreements (separate agreements shall be used with respect to grants of nonqualified stock options and grants of ISO's) which shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the terms of this Plan, as the Committee shall deem advisable. SARs that relate to a specific Option may be evidenced by and form a part of the Option agreement to which the SAR relates. References herein to agreements shall include, to the extent applicable, any amendments to such agreements.

  (1) Payment of Option Exercise Price. Upon exercise of an Option, the full option purchase price for the Shares with respect to which the Option is being exercised shall be payable to WRI (i) in cash or by check payable and acceptable to WRI or (ii) subject to the approval of the Committee, by tendering to WRI Shares owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender which is not greater than the full option purchase price for the Shares with respect to which the Option is being exercised and by paying the remainder of the option purchase price as provided in (i) above; however, the Committee may, upon confirming that the optionee owns the number of additional Shares being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Option less the number of Shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the Shares being tendered upon the exercise. Payment instructions will be received subject to collection. If permitted by applicable law, the Committee may provide that the Company may make loans to recipients of Options in order to pay the Option exercise price. Such loans may be subject to such terms and conditions as determined by the Committee.

  (2) Number of Shares. Each agreement shall state the total number of Shares which are subject to the Option and/or SAR.

  (3) Exercise Price. The exercise price for each ISO and SAR shall be fixed by the Committee at the date of grant, but in no event may such exercise price per Share be less than the Market Value Per Share on the date of the grant of the ISO or SAR.

  The exercise price for each nonqualified stock option shall be fixed by the Committee at the date of grant. Such option price may be less than the Market Value Per Share on the date of the grant of the nonqualified stock option, but in no event shall the option price be less than the par value of a Share.

  (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be determined by any fair and reasonable means determined by the Committee.

  (5) Term. The term of each Option and SAR shall be determined by the Committee at the date of grant; provided, however, that each Option that is an ISO shall, notwithstanding anything in the Plan or an agreement to the contrary, expire not more than ten years from the date the Option is granted (except as provided in Section 5.a.) or, if earlier, the date specified in the agreement at the date of grant of such Option. An Option that is a nonqualified stock option shall expire not more than ten years from the date the Option is granted, or if earlier, the date specified in the agreement at the date of grant of such Option. A SAR not granted in tandem with an Option shall expire not more than ten years from the date the SAR is granted or, if earlier, the date specified in the SAR agreement; however, a SAR granted in tandem with an Option shall terminate whenever the Option to which it relates terminates.

  (6) Date of Exercise. Each agreement may, in the discretion of the Committee, state that the Option or SAR granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement and except as so specified therein, any Option or SAR may be exercised in whole at any time or in part from time to time during its term. The Committee may, in its discretion, accelerate the exercisability of all or part of an individual's Options or SARs.

  (7) Termination of Employment. In the event that an individual's employment with WRI and its Affiliates shall terminate, for reasons other than (i) retirement pursuant to a retirement plan or policy of WRI or one of its Affiliates ("retirement"), (ii) permanent disability as determined by the Committee based on the opinion of a physician selected or approved by the Committee ("permanent disability") or (iii) death, the individual's Options and SARs shall be exercisable by him, subject to subsections (5) and (6) above, only within three months after such termination, but only to the extent the Option or SAR was exercisable immediately prior to such termination of employment.

  If, however, any termination of employment is due to retirement or permanent disability, the individual shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise his Option and SARs at any time within the 36-month period commencing on the day next following after such termination of employment to the extent that the individual was entitled to exercise the same on the day immediately prior to such termination. Whether any termination of employment is due to retirement or permanent disability and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

  If an individual shall die while entitled to exercise an Option or SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option at any time within 36 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

  d. Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become key employees of WRI or of any Affiliate as a result of any "corporate transaction" as defined in the Treasury Regulations promulgated under Section 424 of the Code.

  e. Reload Options. An option may, in the discretion of the Committee, include a reload option right which shall entitle the optionee, upon (i) the exercise of such original option prior to the optionee's termination of employment and
(ii) payment of the appropriate exercise price in Shares that have been owned by such optionee for at least six months prior to the date of exercise, to receive a new option (the "Reload Option") to purchase, at the Market Value Per Share on the date of the exercise of the original option, the number of Shares equal to the number of whole shares delivered by the optionee in payment of the exercise price of the original option. A Reload Option may also allow, that upon the exercise of an option, the optionee may receive a new option to purchase at the Market Value Per Share on the date of exercise of the original option, the number of Shares equal to the number of Shares issued upon exercise of the original option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original option with respect to which it is granted, except that in no event shall such Reload Option be exercisable within six months of its date of grant.

  f. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding option, amend such option. The Committee, in its absolute discretion, may grant to holders of outstanding options, in exchange for the surrender and cancellation of such options, new options having exercise prices lower (or higher) than the exercise price provided in the options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

6. SHARE AWARDS

  a. Awards of Shares. Shares may be awarded by the Committee to any individual eligible to receive the same, at any time and from time to time before January 1, 2003. An award may be a (i) a grant of Shares, (ii) contingent award of Shares to be issued to the employee in the future after the employee has met the terms and conditions of the contingent award set by the Committee at the time of the contingent award or (iii) a Restricted Share Award. All awards of Shares shall provide that, prior to the issuance of any Shares to any individual, such individual shall pay to WRI an amount of cash equal to, at a minimum, the par value per Share multiplied by the number of Shares to be issued.

  b. Description of Share Awards. A Restricted Share is a share that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Shares have been satisfied. A Share award shall be subject to such restrictions, terms and conditions as the Committee may establish, which may include, without limitation, "lapse" and "non-lapse" restrictions (as such terms are defined in regulations promulgated under Section 83 of the Code) and the achievement of specific goals.

  If an employee receives a Share award (whether or not escrowed as provided below), the employee shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the agreement specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing a Share award which is a contingent award or a Restricted Share award shall bear a legend similar to the following:

  The shares represented by this certificate have been issued pursuant to the terms of the Weingarten Realty Investors 1993 Incentive Share Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any
  manner except as is set forth in the terms of such award dated      , 199 .

  In order to enforce the restrictions, terms and conditions that may be applicable to an employee's Share award, the Committee may require the employee, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with WRI or an escrow agent designated by WRI under an escrow agreement, which may be a part of a Restricted Share agreement, in such form as shall be determined by the Committee.

  After the satisfaction of the terms and conditions set by the Committee at the time of a Share award to an employee, which award is not subject to a non-lapse feature, a new certificate, without the legend set forth above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee. If such terms and conditions are satisfied as to a portion, but fewer than all, such Shares, the remaining shares issued with respect to such award shall either be reacquired by WRI or, if appropriate under the terms of the award applicable to such shares, shall continue to be subject to the restrictions, terms and conditions set by the Committee at the time of award.

  c. Payment of Share Awards. The satisfaction of the terms and conditions set by the Committee at the time of an award and the delivery of a certificate, without the legend set forth above, for the portion of such award that is no longer subject to such restrictions, terms and conditions is hereinafter referred to as the "payment" of such portion of the award. Subject to the provisions above, each award shall be paid at the time and in the manner specified by the Committee at the time of the award.

  d. Payment in the Event of Termination of Employment. If the employment with WRI and its Affiliates of an employee to whom a Share award has been made is terminated for any reason before satisfaction of the terms and conditions for the payment of all or a portion of the award, then only such portion of the award, if any, that is payable pursuant to its terms and conditions as of the date of the employee's termination shall be paid, and the remaining portion of such award shall be reacquired by WRI and forfeited; provided, however, if the termination is due to the employee's death, permanent disability or retirement, the Committee may, in its sole discretion, deem that the terms and conditions have been met for all or part of such remaining portion. If Shares issued shall be reacquired by WRI and forfeited as provided above, the employee, or in the event of his death his personal representative, shall forthwith deliver to the Secretary of WRI the certificates for the Shares awarded pursuant to the Plan to the employee, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of WRI.

  If an employee to whom Shares have been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the employee's estate, personal representative or beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the employee.

7. PERFORMANCE UNITS AND PERFORMANCE SHARES

  a. Awards. Awards may be granted in the form of Performance Units or Performance Shares. Performance Units are units valued by reference to designated criteria established by the Committee, other than Shares. Performance Shares are shares expressed in terms of, or valued by reference to, a Share. Awards of Performance Units and Performance Shares shall refer to a commitment by the Company to make a distribution to the employee participant or to his beneficiary depending on (i) the attainment of the performance objectives and other conditions established by the Committee and (ii) the base value of the Performance Unit and Performance Share, respectively, as established by the Committee.

  b. Settlement. Settlement of Performance Units and Performance Shares may, in the sole discretion of the Committee, be in cash, in Shares or a combination thereof. The Committee may designate a method of converting Performance Units into Shares, including but not limited to a method based on the Fair Market Value of Shares over a series of consecutive trading days. Prior to the settlement of any Performance Unit or Performance Share in Shares, the recipient of such award shall pay to WRI an amount of cash equal to, at a minimum, the par value per Share multiplied by the number of Shares to be issued.

  c. Rights. Participants shall not be entitled to exercise any voting rights or to receive any interest or dividends with respect to Performance Units or Performance Shares.

8. LSARS

  The Committee shall have the power to grant limited SARs ("LSARs") which shall be a part of an Award. LSARs shall provide for the automatic cash payment to the holder of the Award equal to the spread (or other determination of the value of the Award as fixed by the Committee) upon the occurrence of a Change in Control (as defined below) on the date fixed by the Committee in the agreement evidencing such LSAR. LSARs may provide that Committee approval is not required for the exercise of such LSAR.

9. RECAPITALIZATION

  The aggregate number of Shares stated in Section 3.a., the number of Shares to which each outstanding Award relates, the exercise price in respect of each Option or SAR and the number of Shares subject to an Award, may be proportionately adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, for any increase or decrease in the number of issued Shares resulting from the payment of a Share dividend, a Share split or any transaction which is a "corporation transaction" (as defined in the Treasury Regulations promulgated under Section 424 (formerly
Section 425) of the Code).

10. MERGER OR CONSOLIDATION

  Except as otherwise provided in Section 11 below, after a merger of one or more entities into the Company in which the Company shall survive, or after a consolidation of the Company and one or more entities, in which the resulting entity remains, as an independent, publicly-owned entity, an optionee shall, at the same cost, be entitled upon the exercise of an Option of SAR or the settlement of an Award or the settlement of an Award to receive (subject to any required action by shareholders and the discretion of the Committee as to the payment of cash with respect to a SAR) such stock, cash and/or securities of the surviving or resulting entity as the board of directors of such entity, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of Shares or other securities that were then subject to such Award and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be Shares for all purposes of the Plan and any agreement.

11. CHANGE IN CONTROL

  In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan (except as set forth in any agreement to the contrary), any and all outstanding Awards not fully vested shall automatically vest in full and all Options and SARs shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be the date of the occurrence of the Change in Control.

  A "Change in Control" shall be deemed to have occurred if:

    (a) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) together with its "Affiliates" and "Associates," as such term is defined in Rule 12b-2 of the Exchange Act, makes a tender or exchange offer for or is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

    (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new trust manager (other than a trust manager designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
  (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the trust managers then still in office who either were trust managers at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

    (d) the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term "the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary of the Company (including the stock of any subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 50% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding Shares of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the Shares of the Company shall be determined by multiplying the number of Shares (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the Shares of the Company for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Shares of the Company or by such other method as the Board shall determine is appropriate.

  Notwithstanding the foregoing however, (except as stated otherwise in an Award agreement) a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines otherwise.

12. EMPLOYEE'S AGREEMENT

  If, at the time of the exercise of any Option or SAR or the making or vesting of an Award, in the opinion of counsel for WRI, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the individual exercising the Option or SAR or receiving the Award shall agree to hold any Shares issued to the individual for investment and without any present intention to resell or distribute the same and that the individual will dispose of such Shares only in compliance with such laws and regulations, the individual will, upon the request of WRI, execute and deliver to WRI a further agreement to such effect.

13. WITHHOLDING FOR TAXES

  No Option or SAR may be exercised or distribution of Shares be made under the Plan until appropriate arrangements have been made by the individual with the Company for the payment of any amounts that the

Company may be required to withhold with respect thereto, which arrangements may include, if set forth in the agreement relating to such Award, the tender of owned Shares or the withholding of Shares issuable pursuant to such Award.

14. TERMINATION OF AUTHORITY TO MAKE GRANT

  No Awards will be granted pursuant to this Plan after December 31, 2002.

15. AMENDMENT AND TERMINATION

  The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants or awards hereunder; provided, however, that no such action of the Board may, without the approval of the shareholders of WRI, alter the provisions of the Plan so as to (i) increase the maximum number of Shares which may be subject to awards and grants and distributed in the payment of awards and exercises under the Plan (except as provided in Section 3.b.); (ii) change the class of employees eligible to receive awards and grants under the Plan; (iii) extend beyond ten years the maximum terms of options granted under the Plan or extend the term of the Plan; or (iv) decrease the exercise price applicable to any Option or SAR. The Committee may, in its discretion, accelerate the vesting of all or part of an Award. The Committee may, in its discretion, provide for events causing the acceleration of vesting of all or part of an Award in the agreement relating to such Award.

16. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

  Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination or payment of the issue or other distribution of Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either WRI or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issue or distribution of such Shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

17. CHANGE IN CONTROL LIMITATION

  Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability or payment of an Award under this Plan following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by a tax counsel selected by the Company, result in "excess parachute payments" (as defined in Section 280G of the Code) such parachute payments or benefits provided to a participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

18. AUTOMATIC ADJUSTMENT TO OPTION EXERCISE PRICE

  a. Purpose of Exercise Price Adjustment. The purpose of the Plan is to enhance the financial success of the Company and its shareholders by rewarding the key employees on whom such financial success depends through incentives tied to Shares, and by encouraging such employees to acquire and retain such Shares, thus more closely aligning their interests and rewards with those of the Company and its shareholders. To ameliorate the potential for outstanding Options defeating this incentive purpose of the Plan by having optionees holding Options whose exercise price so greatly exceeds the Market Value Per Share that the Option has lost its ability to be an incentive to the optionee, the following provisions of this Section 18 may, at the Committee's discretion, (determined at the time of grant) govern the terms concerning the exercise price of any Option granted pursuant to the Plan.

  b. Automatic Adjustment. Effective beginning with the first business day in January of each year, the exercise price of all Options granted pursuant to the Plan (including any Reload Option) whose (i) date of grant was more than three years prior to such January business date and (ii) exercise price exceeds the Market Value Per Share on such January business date by more than 25% shall be automatically adjusted as follows:

    (i) Nonqualified Stock Options. The exercise price to be paid for each Share receivable upon exercise of each such nonqualified option shall be equal to the lesser of (A) the Market Value Per Share on such January business date and (B) the arithmetic average of the Market Value Per Share on the last day of each of the three months preceding such January business date.

    (ii) Incentive Stock Options. The exercise price to be paid for each Share upon exercise of each such incentive stock option shall be equal to the Market Value Per Share on such January business date; provided, however, that in the case of an employee optionee who, on such date, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or of any parent or subsidiary of WRI, the exercise price per share shall be equal to 110% of the Market Value Per Share on such date.

  c. Limit on Adjustments. No Option may be adjusted pursuant to this Section more than once during its term and no automatic adjustment to the exercise price of an incentive stock option shall be effective if the consequence of such adjustment would be to cause such option or other incentive stock options granted under the Plan to such optionee to cease to be an incentive stock option, unless the optionee consents in writing to such automatic adjustment.

  An automatic adjustment to the exercise price made pursuant to this Section shall not be treated as the grant of a new option for purposes of this Plan. An adjustment to the exercise price made pursuant to this Section shall change only the exercise price of such option; all other terms of such option shall continue without change.

19. MISCELLANEOUS

  a. No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of WRI or any Affiliate.

  b. Employment with Affiliates. Employment by WRI for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Affiliate.

  c. No Rights as a Shareholder. An employee shall have no rights as a shareholder with respect to Shares covered by the employee's Award until the date of the issuance of such Shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

  d. No Right to Trust Assets. Nothing contained in the Plan shall be construed as giving an employee, the employee's estate, personal representative or beneficiaries or any other person any equity or interest of any kind in any assets of WRI or an Affiliate or as creating a trust of any kind or a fiduciary relationship of any kind between WRI or an Affiliate and any such person.

  e. No Restriction on Trust Action. Nothing contained in the Plan shall be construed to prevent WRI or any Affiliate from taking any action that is deemed by WRI or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against WRI or any Affiliate as a result of any such action.

  f. Nonassignability. Neither an employee nor an employee's estate, personal representative or beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's estate's, personal representative's or beneficiary's interest arising under the Plan nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's estate's, personal representative's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Award.

  g. Application of Funds. The proceeds received by WRI from the sale of Shares pursuant to the Plan will be used for its general business purposes.

  h. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

PROXY                     WEINGARTEN REALTY INVESTORS                      PROXY
             THIS PROXY IS SOLICITED BY THE BOARD OF TRUST MANAGERS
  The undersigned hereby appoint(s) STANFORD ALEXANDER, MARTIN DEBROVNER AND JOSEPH W. ROBERTSON, JR., or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Weingarten Realty Investors to be held at The Houstonian, 111 N. Post Oak Lane, Houston, Texas on Tuesday, May 2, 1996, at 4:00 p.m., Houston time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.
  THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBER 1, 2 AND
3.

PROPOSAL 1: The Election of  [ ] FOR nominees listed     [ ] WITHHOLD AUTHORITY
 Trust Managers:                 below (Except as            to vote for all
                                 marked to the contrary)     nominees listed
                                                             below

Stanford Alexander, Andrew M. Alexander, Martin Debrovner, Melvin A. Dow, Stephen A. Lasher, Joseph W. Robertson, Jr., Douglas W. Schnitzer, Marc J. Shapiro, J. T. Trotter

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE:

--------------------------------------------------------------------------------

PROPOSAL 2: Ratification of the appointment of Deloitte & Touche llp as the independent auditors of the Company.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
--------------------------------------------------------------------------------
PROPOSAL 3: To amend the 1993 Share Incentive Plan of the Company to increase the number of shares available from 500,000 to 1,000,000:
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                        (TO BE SIGNED ON THE OTHER SIDE)

  In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PRIOR PROXY IS HEREBY REVOKED.

                                   Dated:                                1996
                                         --------------------------------,


                                   --------------------------------------------
                                                    Signature

                                   --------------------------------------------
                                           (Signature if held jointly)
                                   Please sign exactly as your name appears at
                                   the left. When shares are held by joint
                                   tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

              PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
               PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.